Registration No. 333-_____



           As filed with the Securities and Exchange
                 Commission on August 16, 1996

    --------------------------------------------------------

                            FORM S-8
                       ------------------

                     REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933
                       ------------------

                 HARNISCHFEGER INDUSTRIES, INC.
     (Exact name of registrant as specified in its charter)

                    DELAWARE                    39-1566457
          (State or other jurisdiction of    (I.R.S. Employer
          incorporation or organization)     Identification No.)

          13400 Bishops Lane, Brookfield, Wisconsin    53005
          (Address of principal executive offices)   (Zip Code)

                       ------------------

                 HARNISCHFEGER INDUSTRIES, INC.
                    EXECUTIVE INCENTIVE PLAN
                    (Full title of the plan)

                      -------------------

                     ERIC B. FONSTAD, ESQ.
        Senior Corporate Counsel and Assistant Secretary
                 Harnischfeger Industries, Inc.
                       13400 Bishops Lane
                  Brookfield, Wisconsin  53005
            (Name and address of agent for service)

                         (414) 671-4400
   (Telephone number, including area code, of agent for service)


                CALCULATION OF REGISTRATION FEE
    -------------------------------------------------------
                                                       Proposed
                                      Proposed          Maximum
Title of Securities                    Maximum        Aggregate     Amount of
     to be            Amount to be   Offering Price    Offering     Registration
  Registered (1)     Registered (2)  Per Share (3)     Price (3)    Fee

Common Stock,
$1 par value     2,000,000 shares   $33.75        $67,500,000      $33,750.00

===============================================================================

(1) Including one preferred share purchase right appertaining to each share of Common Stock pursuant to a Rights Agreement dated as of February 8, 1989 between the Registrant and The First National Bank of Boston, as Rights Agent.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(3) Pursuant to Rule 457(h), estimated solely for the purpose of computing the registration fee, based upon the average of the high and low sales prices of the Registrant's Common Stock on August 12, 1996, as reported in The Wall Street Journal.

                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to Harnischfeger Industries, Inc. Stock Incentive Plan ("Plan") participants as specified by Rule 428(b)(1) under the Securities Act of 1933.


                            PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by Harnischfeger Industries, Inc. (the "Registrant") (Commission File No. 1-9299) with the Securities and Exchange Commission (the "Commission") pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") are incorporated herein by reference by the Registrant and the Plan:

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1995;

(b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended January 31, 1996 and April 30, 1996;

(c) The Registrant's Current Report on Form 8-K dated March 25, 1992, including specifically the description of the Registrant's Common Stock in Item 5 thereof (including any amendment or report filed for the purpose of updating such description), which updates the description contained in the Registrant's Registration Statement on Form 8-B filed on October 20, 1986;

(d) The Registrant's Current Reports on Form 8-K dated December 4, 1995 and December 8, 1995.


     All documents subsequently filed by the Registrant and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.  Description of Securities.

     Not applicable.  See Item 3(c) above.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware permits indemnification of directors, officers, employees and agents of corporations under certain conditions and subject to certain limitations.
Section 14 of Article III of the Registrant's Bylaws provides for indemnification of any director, officer, employee or agent of the Registrant, or any person serving in the same capacity in any other enterprise at the request of the Registrant, under certain circumstances. Article 6 of the Registrant's Certificate of Incorporation eliminates the liability of directors of the Registrant under certain circumstances for breaches of fiduciary duty to the Registrant and its stockholders, as permitted by Section 102(b)(7) of the Delaware General Corporation Law.


     The Registrant is insured against certain liabilities which it may incur by reason of Section 14, Article III, of its Bylaws. In addition, officers and directors are insured, at the expense of the Registrant, against certain liabilities which might arise out of their employment and which might not be subject to indemnification under the Bylaws.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     See Exhibit Index following Signatures page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.


          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h)  Reference is made to the indemnification provisions referred to in
Item 6 of the Registration Statement.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookfield, State of Wisconsin, on August 16, 1996.


                         HARNISCHFEGER INDUSTRIES, INC.
                         (Registrant)



                         By: /s/ Jeffery T. Grade
                         -----------------------------
                         Jeffery T. Grade
                         Chairman and Chief Executive Officer


                    ------------------------


                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffery T. Grade and Francis M. Corby, Jr., and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.


                   -------------------------


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed on April 9, 1996 by the following persons in the capacities indicated:


     Signature                     Capacity


/s/ Jeffery T. Grade          Chairman and Chief Executive Officer
- --------------------------
Jeffery T. Grade

/s/ Francis M. Corby, Jr.     Executive Vice President for Finance and
- --------------------------    Administration (Chief Financial Officer)
Francis M. Corby, Jr.

                              Vice President and Controller (Chief
/s/ James C. Benjamin         Accounting Officer)
- --------------------------
James C. Benjamin

/s/ Donna M. Alvarado
- --------------------------    Director
Donna M. Alvarado

/s/ Larry D. Brady
- --------------------------    Director
Larry D. Brady

/s/ John D. Correnti
- --------------------------    Director
John D. Correnti

/s/ Harry L. Davis
- --------------------------    Director
Harry L. Davis

/s/ Robert M. Gerrity
- --------------------------    Director
Robert M. Gerrity

/s/ Robert B. Hoffman
- --------------------------    Director
Robert B. Hoffman

/s/ Ralph C. Joynes
- --------------------------    Director
Ralph C. Joynes

/s/ Herbert V. Kohler, Jr.
- --------------------------    Director
Herbert V. Kohler, Jr.

/s/ Jean-Pierre Labruyere
- --------------------------    Director
Jean-Pierre Labruyere

/s/ Robert F. Schnoes
- --------------------------    Director
Robert F. Schnoes

/s/ Donald Taylor
- --------------------------    Director
Donald Taylor

                 HARNISCHFEGER INDUSTRIES, INC.
                       (the "Registrant")
                  (Commission File No. 1-9299)

                         EXHIBIT INDEX
                               TO
                FORM S-8 REGISTRATION STATEMENT

Exhibit                                  Incorporated Herein by        Filed
Number    Description                         Reference To            Herewith


4.1(a)    Certificate of Incorporation   Exhibit 3(a) to the Regis-
          of Harnischfeger Industries,   trant's Registration State-
          Inc., dated September 16,      ment on Form S-4, File No. 33-
          1986                           8821

4.1(b)    Certificate of Designations    Exhibit 28.1(b) to the Regis-
          of Preferred Stock, Series D   trant's Current Report on Form
                                         8-K dated March 25, 1992

4.1(c)    Certificate of Amendment of    Exhibit 4.1(c) to the Regis-
          Certificate of Incorporation   trant's Registration Statement
          of Harnischfeger Industries,   on Form S-8 filed on January
          Inc., dated November 29, 1994  9, 1995 (Registration No. 33-
                                         57209)

4.2       Rights Agreement dated as of   Exhibit 1 to the Registrant's
          February 8, 1989 between       Registration Statement on Form
          Harnischfeger Industries, Inc. 8-A filed on February 9, 1989 and The First National Bank of Boston, as Rights Agent, which includes: as Exhibit A, the Certificate of Designations of Preferred Stock, Series D, setting forth the terms of the Preferred Stock, Series D; as
          Exhibit B, the Form of Rights
          Certificate; and as Exhibit C,
          the Summary of Rights to Pur-
          chase Preferred Stock, Series D

4.3       Bylaws of Harnischfeger Indus-  Exhibit 3(b) to the
          tries, Inc., as amended on      Registrant's Annual Report
          December 11, 1995               on Form 10-K for the fiscal
                                          year ended October 31, 1995

5.1       Opinion of Counsel                                     X

23.1      Consent of Price Waterhouse LLP                        X

23.2      Consent of Price Waterhouse                            X

23.3      Consent of Arthur Andersen LLP                         X

23.4      Consent of Counsel                                Contained in
                                                            Opinion
                                                            filed as
                                                            Exhibit 5.1



24        Powers of Attorney                                Signature
                                                            Page to this
                                                            Registration
                                                            Statement

                                EXHIBIT 5.1
                                (Form S-8)

                                August 16, 1996

Harnischfeger Industries, Inc.
13400 Bishops Lane
Brookfield, WI   53005

Gentlemen:

  I am providing this opinion in connection with the Registration
Statement of Harnischfeger Industries, Inc. (the "Company") on Form S-8 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Act"), with respect to the proposed sale of up to 2,000,000 shares of Common Stock, $1 par value per share, of the Company (the "Shares") pursuant to the Harnischfeger Industries, Inc. Executive Incentive Plan (the "Plan") maintained by the Company. Additional securities of the same class were previously registered on effective Registration Statement on Form S-8, Registration No. 33-46739 (the "Previous Registration Statement"). I have examined (i) the Registration Statement; (ii) the Company's Restated Certificate of Incorporation and Bylaws, each as amended to date; (iii) the Plan; (iv) the Previous Registration Statement; (v) corporate proceedings relating to the adoption of the Plan and the issuance of the Shares; and (vi) such other documents and records as I have deemed necessary in order to render this opinion. In rendering this opinion, I have relied as to certain factual matters on certificates of officers of the Company and of state officials.

  Based upon the foregoing, it is my opinion that:

  1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

  2. The Shares to be sold from time to time pursuant to the Plan which are original issuance shares, when issued and paid for as contemplated by the Registration Statement and the Plan, will be validly issued, fully paid and non-assessable by the Company subject to the personal liability which may be imposed on shareholders by Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as judicially interpreted, for debts owing to employees for services performed, but not exceeding six months service in any one case. Although Section 180.0622(2)(b) provides that such personal liability of shareholders shall be "to an amount equal to the par value of shares owned by them respectively, and to the consideration for which their shares without par value was issued," the Wisconsin Supreme Court, by a split decision without a written opinion, has affirmed a judgment holding shareholders of a corporation liable under the substantially identical predecessor statute in effect prior to January 1, 1991 (Section 180.40(6)) for unpaid employee wages to an amount equal to the consideration for which their par value shares were issued rather than the shares' lower stated par value. Local 257 of Hotel and Restaurant Employees and Bartenders International Union v. Wilson Street East Dinner Playhouse, Inc., 126 Wis. 2d 284, 375 N.W.2d 664 (1985) (affirming the 1983 decision of the Circuit Court for Dane County, Wisconsin, in Case No. 82-CV-0023). The Wisconsin Supreme Court has held that
       Section 180.40(6) applies to shareholders of foreign corporations licensed to do business in the State of Wisconsin, which the Company is, as well as to shareholders of domestic corporations. Joncas v. Krueger, 61 Wis. 2d 529, 213 N.W. 2d 1 (1973).

Harnischfeger Industries, Inc.
August 16, 1996
Page 2

  I consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving my consent, I do not admit that I am an "expert" within the meaning of Section 11 of the Act, or that I come within the category of persons whose consent is required by Section 7 of the Act.

                           Very truly yours,


                           /s/ Eric B. Fonstad

                           Eric B. Fonstad, Esq.
                           Senior Corporate Counsel
                           and Assistant Secretary

                             Exhibit 23.1







               CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 28, 1995, which appears in the 1995 Annual Report to Shareholders of Harnischfeger Industries, Inc. ("Harnischfeger") included in Harnischfeger's Current Report on Form 8-K dated December 8, 1995, which is incorporated by reference in Harnischfeger's Annual Report on Form 10-K for the year ended October 31, 1995.

/s/ Price Waterhouse LLP

PRICE WATERHOUSE, LLP
Milwaukee, Wisconsin
August 14, 1996

                             Exhibit 23.2







               CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 6, 1995, which appears in Harnischfeger Industries, Inc. Current Report on Form 8-K dated December 4, 1995.

/s/ Price Waterhouse

PRICE WATERHOUSE
Manchester, England
August 14, 1996

                             Exhibit 23.3







           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 25, 1994, included in Harnischfeger Industries, Inc.'s Form 8-K dated December 8, 1995, which is incorporated by reference in Harnischfeger Industries, Inc.'s Annual Report on Form 10-K for the year ended October 31, 1995, and to all references to our firm included in this Registration Statement.


                           /s/ Arthur Andersen LLP
                           ARTHUR ANDERSEN LLP

Pittsburgh, Pennsylvania,
August 15, 1996

August 16, 1996




Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Form S-8 Registration Statement of Harnischfeger Industries, Inc. (Commission File 1-9299) (the "Registrant")

Ladies and Gentlemen:

  Enclosed for filing via EDGAR is a Form S-8 Registration Statement relating to 2,000,000 shares of the Registrant's Common Stock to be offered for sale pursuant to the Harnischfeger Industries, Inc. Executive Incentive Plan (the "Plan"), including the exhibits identified in the Registration Statement as being filed therewith.

  The filing fee for this Registration Statement, in the amount of $33,750.00, was transmitted via wire transfer to Mellon Bank on August 2, 1996.

  The Registration Statement will be filed with the New York Stock Exchange, on which the Registrant's Common Stock is listed, under separate cover.

Very truly yours,

HARNISCHFEGER INDUSTRIES, INC.

/s/ Eric B. Fonstad

Eric B. Fonstad
Senior Corporate Counsel
and Assistant Secretary

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